UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2007

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33629	20-8450938
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

590 Madison Avenue, 35th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-409-2434

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

        On August 7, 2007, Alternative Asset Management Acquisition Corp. (a development stage company) (the “Company”) consummated the initial public offering (“IPO”) of 41,400,000 of its units (“Units”), including 5,400,000 Units pursuant to the underwriters’ over-allotment option. Each Unit consists of one share of common stock, par value $0.0001 per share (“Common Stock”) and one warrant (“Warrant”) to purchase one share of Common Stock at an exercise price of $7.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $414,000,000.

        Simultaneously with the consummation of the IPO, the Company consummated the private sale of 4,625,000 warrants (“Sponsors’ Warrants”) to Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, Jakal Investments, LLC, Mark Klein and Steven Shenfeld, at a price of $1.00 per Sponsors’ Warrant, generating gross proceeds of $4,625,000 (the “Private Placement”). The Sponsors’ Warrants are identical to the Warrants included in the Units sold in the Offering, except that (i) the Sponsors’ Warrants are non-redeemable so long as they are held by any of the sponsors or their permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions. If the Company does not complete a Business Combination then the $4,625,000 will be part of the liquidating distribution to the Company’s public stockholders, and the Sponsors’ Warrants will expire worthless.

        Audited financial statements as of August 7, 2007 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

        The Company has issued a press release announcing that commencing August 14, 2007, separate trading of the Common Stock and Warrants included in the Units may begin.

Item 9.01. Financial Statements and Exhibits

        (a) Financial Statements of Business Acquired.

Not applicable

        (b) Pro Forma Financial Information.

Not applicable

        (c) Exhibits.

Exhibit 99.1 Audited Financial Statements

Exhibit 99.2 Press release dated August 7, 2007

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2007

Alternative Asset Management Acquisition Corp.

By:	/s/ Mark D. Klein Name: Mark D. Klein Title: Chief Executive Officer